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                                                                 Exhibit 10.26

                          VENDOR AGREEMENT MEMORANDUM

This Vendor Agreement Memorandum (the "Agreement") is executed and delivered as of the 2nd day of February, 1998 by and between IMPLANT SCIENCES CORPORATION, ("IMPLANT"), with offices in Wakefield, Massachusetts and OSTEONICS ("OSTEONICS"), a subsidiary of Stryker Corporation, with offices in Allendale, New Jersey and forms a part of those certain Purchase Order No.'s 121784 (Knees) dated February 2nd, 1998 and 126825 (Caps) dated February 2nd, 1998 issued by Osteonics to Implant.

1. TERM:       February 1st, 1998 to December 31st, 1998 (the "Term").

2. KNEES       Monthly Minimum    Osteonics agrees to send and Implant agrees
                                  to process no less than [Redacted Text]
                                  Standard Knee Batches per month.

               Prices Based upon the total volume of Standard Knee Batches received by Implant during each month the following Price Levels will be applied to all batches received during that month:

                                           MONTHLY VOLUME                                        BATCH PRICE
                                           --------------                                        -----------
                                  LEVEL 1-Less than [Redacted Text] batches per mo.            [Redacted Text]
                                  LEVEL [Redacted Text] to [Redacted Text] batches per mo.     [Redacted Text]
                                  LEVEL [Redacted Text] batches and higher                     [Redacted Text]

3. CAPS:       Monthly Minimum:   Osteonics agrees to send and Implant
                                  agrees to process no less than [Redacted Text]
                                  Standard Cap Batches per month.

               Prices Based upon the total volume of Standard Cap Batches received by Implant during each month the following Price Levels will be applied to all batches received during that month;

                                            MONTHLY VOLUME                                                BATCH PRICE
                                            --------------                                                -----------
                                  LEVEL 1-Less than [Redacted Text] batches per mo.                [Redacted Text] per batch
                                  LEVEL [Redacted Text] to [Redacted Text] batches per mo.         [Redacted Text] per batch
                                  LEVEL [Redacted Text] batches and higher                         [Redacted Text] per batch

4. DEFINITION:    All references to batches herein are to a Standard Batch which is 100% full.

                  Knee batches only exist as [Redacted text]%, [Redacted text]%, and [Redacted text]%. For purposes of monthly volume determination, batches will be 1.0, 0.8 or 0.6 for [Redacted text]%, [Redacted text]%, and [Redacted text]% respectively.

                  All Prices quoted in 2. above are based on 100% Batches. [Redacted text]% Batches will be priced at [Redacted text]% of the Standard Batch price; [Redacted text]% batches at [Redacted text]% of the Standard Price.

                  All shipping and handling charges are to be paid by Osteonics.

5. BILL REGULAR BILLING: Osteonics will continue to be billed upon shipment from Implant with invoices based on Level 2 pricing for both Knees and Caps.

                  MONTHLY ADJUSTMENT: Should the volume of batches received and shipped by Implant during each month exceed or fall below the above cited Level 2 volume requirements then the final


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                  invoice for each month will include an adjusting item that (i)
                  credits Osteonics if shipments from Osteonics received by Implant during said month exceed Level 2 volume requirements for Knees and/or Caps or (ii) a charge to Osteonics if shipments from Osteonics fall below Level 2 volume requirements for Knees and/or Caps.

                  The amount of credit or charge will equal the difference between the amount invoiced to date to Osteonics for that month and the amount that would have been invoiced by applying the appropriate Price Level for that month. Attached as Exhibit A is the form of the monthly reconciliation calculation.

6. MINIMUMS       No later than January 15th, 1999 Osteonics and implant will each Calculate the average monthly batches processed by Implant over the Term for each of Knees and Caps (where the average in each case equals the number of Knees or Cap batches processed by Implant over the Term divided by 11 months) and

                  (i) In THE CASE OF KNEES; IF the average monthly batches sent to Implant is:

                        (a) LESS than [Redacted text] batches per month then Osteonics will pay Implant an amount equal to the difference between the actual number of batches sent over the Term and [Redacted text] times $[Redacted text],

                  (ii) In THE CASE OF CAPS; If the average monthly batches sent to Implant is:

                        (b) LESS than [Redacted text] batches per month then Osteonics will pay Implant an amount equal to the difference between the actual number of batches sent over the Term and [Redacted text] times $[Redacted text].

                  All payments will be settled by check or other acceptable funds within 30 days of the end of the Term unless Implant agrees to apply the credit to future batches by increasing the price per batch processed upon extension or renewal of this agreement.

7. RENEWALS:      No less than sixty (60) days prior to the end of the Term, both parties agree to negotiate in good faith on an extension or renewal of this Agreement on terms to be negotiated.

8. CONFIDENTIALITY:
                  Osteonics agrees to hold in full confidence both the existence and terms of this Agreement.

9. OTHER:         Both parties understand and expect but do not guarantee that the volume of business expressed in batches or total revenues will increase each year as compared to the prior year.


AGREED AND ACCEPTED:

FOR:  OSTEONICS: FEMORAL CELL                FOR: IMPLANT SCIENCES CORPORATION


By: /s/ Stephen Powell    Date: 2/5/98  By: /s/ Anthony S. Armini  Date: 2/2/98
   ----------------------      -------     ----------------------  ------------
Name:  Stephen Powell                      Name: Anthony Armini
       Femoral Cell Leader                 President

FOR:   OSTEONICS CAP CELL


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By: /s/ John Witkowski                 Date:  2/5/98
   --------------------------                ---------
Name:    John Witkowski
         Cap Cell Leader


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                                                                       EXHIBIT A

                              OSTEONICS CORPORATION
                               MONTHLY PRODUCTION
                                 RECONCILIATION

                                [Redacted Text]


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                          IMPLANT SCIENCES CORPORATION


                              TERMS AND CONDITIONS

As used herein, the term "Buyer" refers to "Osteonics, Inc.," a division of Stryker Corporation. The term "Seller" refers to the named seller
(Vendor/Supplier) providing goods or services pursuant to the Purchase Order (hereinafter "Order").

                               SELLER'S ACCEPTANCE

The Seller's acknowledgment of this Order or commencement of work pursuant to this Order, whichever occurs first, shall be deemed an acceptance of this Order. Such acceptance is subject to the express terms and conditions herein. Any terms and conditions proposed by Seller in its acceptance that are different or additional to those herein are hereby objected to and rejected by Buyer. Any terms or conditions proposed by Seller different or additional to those set forth in this Order relating to the description, quantity, price or delivery schedule for the goods or services shall void this Order. Any terms or conditions proposed by Seller different or additional to those set forth in the Order, other than those enumerated above, shall constitute material alteration, and this Order will be deemed accepted by Seller without such different or additional terms of conditions.

                                     CHANGES

No changes shall be binding upon Buyer unless in writing and signed by Buyer's authorized agent. Buyer reserves the right at any time to make changes in drawings, specifications, place and time of delivery. If such changes result in a decrease or increase in the Seller's cost or in the time for performance, any adjustment will be agreed to by both parties in writing.

                   PROPRIETARY INFORMATION -- CONFIDENTIALITY


Seller shall keep in confidence, and not disclose to any other person or entity, any drawings, specifications, data, and other information supplied by Buyer in connection with this Order. Seller will not advertise or publish the fact that Buyer has contracted to purchase goods or services from Seller without express written consent from Buyer.

                                    DELIVERY

TIME IS OF THE ESSENCE. Delays in delivery shall be reported immediately to Buyer. Buyer is not obligated to accept early, late, partial or excess deliveries. Buyer reserves the right, without liability, in addition to its other rights and remedies, to terminate this Order in part or whole with respect to goods not yet shipped or services not yet rendered by the delivery date and to purchase substitute goods or services elsewhere and charge Seller for any loss incurred.
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                                 PRICE WARRANTY

This Order may not be filled at a higher price than that shown on this Order -- DO NOT SHIP. Seller must contact Buyer to obtain written authorization for any increase in price.

If no price is stated in this Order, the goods or services will be billed at the last price paid by the Buyer or the prevailing market price, whichever is lower. Seller warrants that the prices for the goods or services under this Order are the lowest available prices extended to any other customer for substantially similar items in equal or less quantities.

                                SELLER'S WARRANTY

Seller expressly warrants that all goods and services furnished under this Order shall:

         a. Conform to all drawings, specifications, samples, or other descriptions upon which this Order is based;

         b. Be mercandiazable and appropriate for the purpose(s) that they are normally used;

         c. Be fit for the purpose(s) intended if Seller should reasonably know what such purpose(s) are;

         d.       Be free of defects and of good material and workmanship; and

         e.       Be free of any third party claims.

This warranty shall survive delivery and shall not be deemed waived either by inspection, test, acceptance, use nor payment and shall run in Buyer and its customers. Seller agrees to replace or correct any non-conforming goods or services promptly without cost to Buyer, when so notified by Buyer or its customer. If Seller fails to correct or replace the non-conforming goods or services promptly, Buyer after reasonable notice to Seller, may correct or replace the non-conforming goods or services and charge Seller for all cost incurred. Seller may not negate, exclude, limit or otherwise modify this warranty.



                                BUYER'S PROPERTY

All raw material, tools, dies, jigs, fixtures, etc. drawings, patterns, and specifications furnished or paid for by Buyer in connection with this Order, shall be and remain the property of Buyer and shall be held by the Seller unless directed otherwise. The Seller agrees to maintain and insure Buyer's property adequately and to indemnify Buyer for any damage or loss sustained to such property while in Seller's possession or control.

All raw material supplied to Seller by Buyer will be segregated by Seller from all other materials. Seller is accountable to Buyer for such raw materials used and all scrap must be returned to Buyer.

                               INSPECTION/TESTING
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Buyer's payment for goods or services tendered by Seller against this Order shall not constitute acceptance thereof. Buyer shall have the right to inspect and test all goods during and after the period of manufacture, at any place the goods may be located. If the goods are judged to be defective or non-conforming by Buyer, they may be returned to Seller for refund or replacement at Seller's expense. In addition to all other rights, Buyer may have hereunder, Buyer may charge Seller all expenses incurred in unpacking, inspection, repacking and reshipping of such goods. In the event the defect(s) or non-conformity is not apparent on initial inspection but results in later product deterioration, Buyer reserves the right to require Seller to replace the goods, as well as to pay Buyer all damages, including consequential damages, it has incurred. Notwithstanding anything in these Terms and Conditions to the contrary. Seller shall be obligated to test and inspect the goos to insure that quality standards are met and that Seller's warranty to Buyer is fulfilled.

                              TERMINATION BY BUYER

         Buyer may give written notice to Seller to terminate this Order, in whole or in part, at any time, either for Buyer's convenience or because of the failure of Seller to fulfill its contractual obligations. The date of mailing of any such notice in a United States Post Office box, with the postage thereon prepaid, shall be considered as the date of termination. At this time, Seller will immediately cease all further work and make every reasonable effort to secure cancellation of all existing orders or contracts for material connected with the performance of this Order. If the termination is for Buyer's inconvenience, an equitable (pro rata) adjustment in compensation will be made where actual costs have been incurred, but no amount shall be allowed for anticipated profits or unperformed services. If the termination is due to the failure of Seller to fulfill its contractual obligations, Buyer will not be liable to Seller for any amount, but Seller will be liable to Buyer for any and all damages incurred due to the breach which gave rise to the termination.

                             INDEPENDENT CONTRACTOR

The parties expressly understand and agree that Seller is acting as an independent contractor unrelated to Buyer. Nothing in this Order is intended to create a relationship express or implied of employer-employee or principal-agent between Buyer and Seller. Seller shall not incur any expenses or obligations nor make any representations or warranties to third parties binding upon or in the name of Buyer. Seller shall indemnify, hold harmless, and defend Buyer from any and all claims, damages, liabilities, Liens, and expenses which may be incurred relating to the performance of the work covered herein. Seller shall maintain all necessary insurance coverage, including such liability and workman's compensation insurance. Seller agrees to submit to Buyer the appropriate certificates of insurance upon Buyer's request.

                                 INDEMNIFICATION

Seller assumes the risk of all injuries, including death resulting therefrom, to all persons, including Seller, its subcontractors, agents, employees, servants or any member of the public, and damage in and destruction of property by whomsoever owned, including loss of use thereof and any direct, indirect or consequential damages, resulting directly or indirectly, in whole or in part from the prosecution or omission of any work or obligations undertaken or required by this Order unless

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caused solely by the negligent act or omission of Buyer, its employees, servants, agents representatives, and to indemnify and save harmless Buyer and its agents, servants, and employees, from and against any and all liability arising therefrom, including all expenses legal or otherwise incurred by them in the investigation, defense, and settlement of any claim or suit.

                        PATENTS/PATENT INDEMNIFICATIONS

Unless this Order is for goods manufactured to specifications furnished by Buyer, Seller agrees that upon receiving notice from Buyer or its customers, to defend promptly Buyer and its customers from any claim or infringement of any patent by reason of the manufacture, use, or sale of goods or services furnished under this Order. Seller further agrees to pay any and all expenses, losses, royalties, profits, and damages, including court costs and reasonable attorney's fees associated with such procedures, as well as to satisfy in their entirety any settlements or judgments entered therein. Buyer may, if it so desires, be represented by and actively participate through its own counsel in any suit, the costs of such representation to be paid by Seller.

                         LIMITATION OF BUYER'S LIABILITY

Buyer's liability to Seller shall not exceed the price agreed to by the parties for the goods or services that are the subject of this Order. Any action relating to or arising from any alleged breach by Buyers as to the subject goods or services must be commenced within one year after the cause of action has accrued or be forever barred.


                                 WAIVER/ESTOPPEL

Buyer's failure or delay to insist on Seller's performance of any term or condition herein and/or Buyer's failure or delay to exercise any right or privilege granted to it hereunder shall not estop nor constitute a waiver by Buyer of its rights and privileges to exercise the same or to require Seller's performance offered excuse Seller's performance of any and all other terms and conditions herein.

                           ASSIGNMENTS/SUBCONTRACTORS

This Order in whole or in part may not be assigned or subcontracted by Seller without prior written approval of the Buyer.


                          EQUAL EMPLOYMENT OPPORTUNITY

All Equal Employment Opportunity requirements established by law and regulations are incorporated herein by specified reference and Seller agrees to abide by these requirements, where applicable.

                            APPLICABLE LAW AND FORUM
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Buyer and Seller agree that this Order shall be governed by, interpreted and enforced in accordance with the laws of the State of New Jersey. Buyer and Seller agree that the Superior Court of the State of New Jersey shall have exclusive jurisdiction to hear and determine any disputes pertaining directly or indirectly to this Order or to any matter arising hereunder or related hereto and expressly waive any and all right to institute or maintain any claim or action in any other Court or jurisdiction.




                                ENTIRE AGREEMENT

This Order and any documents referred to herein constitute the entire agreement between Buyer and Seller.